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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 1996 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No's 0-27196 and 33-01074. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 21, 1996